UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Incentive Compensation Plan

On April 16, 2012, the Board of Directors of Bakers Footwear Group, Inc. (the “Company”) adopted the Bakers Footwear Group, Inc. 2012 Incentive Compensation Plan (the “Plan”). The Plan provides for awards of restricted stock units to the Company’s executive officers, managers, other salaried employees, consultants, and members of the Company’s Board of Directors. The Plan is intended to incentivize and reward management to create shareholder value, including an increase in stock price, and will be effective concurrently with the Company’s existing 2005 Incentive Compensation Plan and 2003 Stock Option Plan, which will continue to provide for other types of equity incentive compensation.

The compensation committee of the Board of Directors (the “Committee”) will administer the Plan and will have plenary authority to determine to whom and the times at which awards will be made under the Plan. The Committee will have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms and provisions of the awards granted under the Plan.

The number of shares of the Company’s common stock that may be granted pursuant to awards of restricted stock units under the Plan may not exceed 1,010,000 (which number shall be adjusted to reflect any subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of our common stock). In the event an award of restricted stock units is canceled, forfeited, terminated or otherwise expires due to termination of a participant’s employment, failure to meet performance objectives, or for any other reason, the Committee may again use the shares related to such award for the granting of subsequent awards.

The number of shares with respect to which restricted stock units may be granted to any individual during any one year may not exceed 250,000 shares, subject to the anti-dilution provisions provided in the Plan.

Restricted stock units awarded under the Plan represent the right, subject to forfeiture, of the participant to receive shares of common stock if specified vesting criteria are achieved. The period of vesting and the forfeiture restrictions of the restricted stock units, which may include price appreciation of the Company’s common stock, restrictions on transferability, requirements of continued employment, achievement of individual goals, among others, will be established by the Committee at the time of grant, except that each restriction period will not be less than two years. Holders of restricted stock units will not be entitled to voting or dividends.

Restricted stock unit awards will be forfeited automatically by a participant whose employment (or capacity as a director) with the Company or a subsidiary is terminated, with or without cause, prior to the vesting and payout of the award. However, the Committee may, in its absolute discretion, vest and payout such restricted stock units in full, pro-rata, or not at all, as it may determine, to a participant whose employment (or capacity as a director) terminates on account of death, disability or otherwise prior to the vesting of the award. If termination is on account of death, the Committee may in its absolute discretion vest the restricted stock units in the participant’s surviving spouse, heirs or estate, as the Committee may determine.

In the event of a change of control (as defined in the Plan), participants then holding awards of restricted stock units will be entitled to receive payout of the restricted stock units, or equivalent value, free of any conditions as if the specified restricted periods had elapsed and any performance objectives applicable to the awards had been fully achieved.

The Plan may be amended at any time by the Committee. Unless terminated at an earlier date by the Committee, the Plan will terminate on April 16, 2017, but restricted stock unit awards outstanding at the termination of the Plan will continue in accordance with their terms. Awards under the Plan may not be made prior to the filing and effectiveness of a registration statement relating to the shares of common stock issuable pursuant to the Plan.

Form of RSU Award Agreement

On April 16, 2012, the Board of Directors also adopted a form of restricted stock unit award agreement (the “RSU Award Agreement”), pursuant to which awards may be granted under the Plan.

Under the RSU Award Agreement, the awards will vest and each participant will be entitled to receive a specified amount of the Company’s common stock after a participant (i) has been continuously employed by the Company (or in the service as a director) for two years from the date the award is granted and (ii) the conditions of at least the first of three “vesting triggers” is satisfied. Satisfaction of each vesting trigger is a condition to vesting of an additional 1/3 of the total amount of the award. The first vesting trigger occurs when the Fair Market Value (based on the closing price of the Company’s common stock as defined in the RSU Award Agreement and the Plan) of the Company’s common stock closes at or above $2.00 per share for ten consecutive Trading Days (as defined in the RSU Award Agreement). The second vesting trigger occurs when the Fair Market Value of the Company’s common stock closes at or above $2.50 per share for ten consecutive Trading Days. The third vesting trigger occurs when the Fair Market Value of the Company’s common stock closes at or above $3.00 per share for ten consecutive Trading Days. The awards expire on the fifth anniversary of the date of grant to the extent any vesting triggers have not been satisfied by that date.

In addition to the vesting requirements, the awards will be forfeited if the participant is not continuously employed (or in service as a director) until, and including, the date of payout in common stock. However, the Committee may, in its sole and absolute discretion, consistent with tax rules, vest and immediately issue common stock with respect to an award in full, pro rata, or otherwise, or not at all, as determined by the Committee, including on termination of employment, death, disability, or otherwise. Under the RSU Award Agreement, generally, common stock will be paid out in four quarterly installments after an award vests, subject to the Committee’s discretion.

The foregoing description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the RSU Award Agreement filed as Exhibit 10.2 hereto, which exhibit is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: April 20, 2012	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Bakers Footwear Group, Inc. 2012 Incentive Compensation Plan.

10.2	Form of RSU Award Agreement.